Exhibit 99.1

FOR IMMEDIATE RELEASE

MAY 8, 2012

Contact:                                                Jill McMillan, Director, Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY REPORTS FIRST-QUARTER 2012 RESULTS

DALLAS, May 8, 2012 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ:XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ:XTXI) (the Corporation), today reported results for the first-quarter of 2012.

First-Quarter 2012 Compared with First-Quarter 2011 — Crosstex Energy, L.P. Financial Results

The Partnership realized adjusted EBITDA of $58.5 million and distributable cash flow of $35.6 million for the first quarter of 2012, compared with adjusted EBITDA of $53.6 million and distributable cash flow of $30.9 million for the first quarter of 2011. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of these non-GAAP measures to net income in the tables at the end of this news release.

The Partnership reported net income of $3.0 million for the first quarter of 2012 versus net income of $0.1 million for the first quarter of 2011.

“Our existing businesses performed extremely well during the first quarter of 2012.” said Barry E. Davis, Crosstex President and Chief Executive Officer. “We made great progress on our growth projects in our new operating areas that complement our existing businesses. With our strong balance sheet, we are well positioned to pursue the many exceptional business opportunities in this robust industry environment and continue to create value for our investors.”

The Partnership’s first-quarter 2012 gross operating margin of $99.8 million increased $10.0 million over gross operating margin for the first quarter of 2011. The increase was primarily due to an increase in gathering and transmission volumes. Gross operating margin is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to operating income in the tables at the end of this news release.

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The Partnership reports results by operating segment principally based on regions served. Reportable segments consist of the natural gas gathering, processing and transmission operations in the Barnett Shale in north Texas and in the Permian Basin in west Texas (NTX); the pipelines and processing plants in Louisiana (LIG); and the south Louisiana processing and natural gas liquids (NGL) assets, including NGL fractionation and marketing activities (PNGL). Each business segment’s contribution to the increase in the first-quarter 2012 gross operating margin as compared to the first-quarter 2011, and the factors affecting those contributions, are described below:

•                  The NTX segment’s gross operating margin improved by $6.8 million. The positive impacts of increased gathering, transmission and processed volumes in the Barnett Shale and the commencement of operations in the Permian Basin were partially offset by increased losses on a certain delivery contract for the first quarter of 2012.

•                  The PNGL segment’s gross operating margin increased by $4.6 million primarily as a result of NGL fractionation and marketing activities and the sale of NGL’s upon the expiration of a third party fractionation agreement.

•                  The LIG segment’s gross operating margin decreased by $1.5 million, primarily the result of reduced processing margins partially offset by increased margins from the gathering and transmission assets.

The Partnership’s first-quarter 2012 operating expenses of $27.8 million rose $2.8 million, or 11 percent, from the first quarter of 2011.  The increase was primarily the result of higher labor and benefit expenses, increased material and supplies expenses and ad valorem tax expenses. General and administrative expenses rose $3.2 million, or 27 percent, versus the first quarter of 2011 largely due to higher labor and benefit expenses and increased professional fees and services costs. Depreciation and amortization expense for the first quarter of 2012 rose $2.5 million, or eight percent, compared with the first quarter of 2011 primarily due to increased amortization of intangibles.

The net loss per limited partner common unit for the first quarter of 2012 was $0.03 compared with a net loss of $0.07 per common unit for the first quarter of 2011.

First-Quarter 2012 Compared with First-Quarter 2011 — Crosstex Energy, Inc. Financial Results

The Corporation reported a net loss of $0.8 million for the first quarter of 2012 compared with a net loss of $1.5 million for the first quarter of 2011.

On a stand-alone basis, the Corporation had cash on hand of approximately $6.3 million and no debt as of the end of the first quarter of 2012.

Crosstex to Hold Earnings Conference Call Today

The Partnership and the Corporation will hold their quarterly conference call to discuss first-quarter 2012 results today, May 8, at 1:00 p.m. Central time (2:00 p.m. Eastern time).

The dial-in number for the call is 1-888-680-0865.  Callers outside the United States should dial 1-617-213-4853. The passcode is 47284871 for all callers. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register.  Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PCVGH9RPL.  Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  Interested parties also can access the live webcast of the call on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference call, a replay can be accessed until August 10, 2012, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay.  The passcode for all callers listening to the replay is 68502449.  Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the call.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, ten processing plants and four fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as gross operating margin, adjusted EBITDA and distributable cash flow. Gross operating margin is defined as revenue minus the cost of purchased gas and NGLs. Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense, impairments, stock-based compensation, loss on extinguishment of debt, (gain) loss on noncash derivatives, transaction costs associated with successful transactions, minority interest and certain severance and exit expenses, and accrued expense of a legal judgment under appeal, less gain on sale of property. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. Reconciliations of adjusted EBITDA and distributable cash flow to net income and gross operating margin to operating income are included among the following tables.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, distribution and dividend guidelines and future estimates and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership’s profitability is dependent upon prices and market demand for natural gas and NGLs; (2) the Partnership’s substantial indebtedness could limit its flexibility and adversely affect its financial health; (3) the Partnership may not be able to obtain funding which would impair its ability to grow; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) the Partnership’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates; (8) the Partnership may not be successful in balancing its purchases and sales; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

(Tables follow)

CROSSTEX ENERGY, L.P.

Selected Financial Data

(All amounts in thousands except per unit amounts)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)

Midstream revenues	$371,709	$489,770
Purchased gas and NGLs	271,956	399,933

Gross operating margin	99,753	89,837

Operating costs and expenses:
Operating expenses	27,806	25,044
General and administrative	14,963	11,755
Gain on sale of property	(98)	(19)
Loss on derivatives	2,169	3,421
Depreciation and amortization	32,178	29,653
Total operating costs and expenses	77,018	69,854

Operating income	22,735	19,983

Interest expense, net of interest income	(19,382)	(19,769)
Other income	12	113
Total other income (expense)	(19,370)	(19,656)
Income before non-controlling interest and income taxes	3,365	327
Income tax provision	(424)	(253)
Net income	2,941	74
Less: Net loss attributable to the non-controlling interest	(38)	(54)
Net income attributable to Crosstex Energy, L.P.	$2,979	$128
Preferred interest in net income attributable to Crosstex Energy, L.P.	$4,853	$4,265
General partner interest in net income	$(71)	$(522)
Limited partners’ interest in net income attributable to Crosstex Energy, L.P.	$(1,803)	$(3,615)
Net loss attributable to Crosstex Energy, L.P. per limited partners’ unit:
Basic and diluted common unit	$(0.03)	$(0.07)
Weighted average limited partners’ units outstanding:
Basic and diluted common units	50,857	50,472
Series A convertible preferred units outstanding	14,706	14,706

CROSSTEX ENERGY, L.P.

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow

(All amounts in thousands except ratios and per unit amounts)

	Three Months Ended
	March 31,
	2012		2011

Net income attributable to Crosstex Energy, L.P.	$2,979		$128
Depreciation and amortization	32,178		29,653
Stock-based compensation	2,498		2,190
Interest expense, net	19,382		19,769
Gain on sale of property	(98)		(19)
Noncash derivatives, taxes and other	1,539		1,859
Adjusted EBITDA	58,478		53,580

Interest expense	(19,444)		(19,769)
Cash taxes and other cash expenses	(551)		(465)
Maintenance capital expenditures	(2,850)		(2,426)
Distributable cash flow	$35,633		$30,920
Distribution declared (common and preferred)	$23,430		$19,703
Distribution coverage	1.52	x	1.57	x

Distributions declared per limited partner unit	$0.33		$0.29
Distributions declared per preferred unit	$0.33		$0.29

CROSSTEX ENERGY, L.P.

Operating Data

	Three Months Ended
	March 31,
	2012	2011

Pipeline Throughput (MMBtu/d)
LIG	900,000	938,000
NTX - Gathering	826,000	702,000
NTX - Transmission	355,000	352,000
Total Gathering and Transmission Volume	2,081,000	1,992,000

Natural Gas Processed (MMBtu/d)
PNGL	904,000	921,000
LIG	262,000	258,000
NTX	319,000	214,000
Total Gas Volumes Processed	1,485,000	1,393,000

Commercial Services Volume (MMBtu/d)	12,000	113,000

NGLs Fractionated (Gal/d)	1,179,000	1,132,000

Realized weighted average Natural Gas Liquids price ($/gallon)	1.12	1.19
Actual weighted average Natural Gas Liquids-to-Gas price ratio	497%	340%

North Texas Gathering (1)
Wells connected	53	29

(1)         North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where the Partnership connects multiple wells at a single meter station.

CROSSTEX ENERGY, INC.

Selected Financial Data

(All amounts in thousands except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)

Midstream revenues	$371,709	$489,770
Purchased gas and NGLs	271,956	399,933

Gross operating margin	99,753	89,837

Operating costs and expenses:
Operating expenses	27,806	25,044
General and administrative	15,606	12,481
Gain on sale of property	(98)	(19)
Loss on derivatives	2,169	3,421
Depreciation and amortization	32,196	29,672
Total operating costs and expenses	77,679	70,599

Operating income	22,074	19,238

Interest expense, net of interest income	(19,380)	(19,767)
Other income	12	113
Total other income (expense)	(19,368)	(19,654)
Income (loss) before non-controlling interest and income taxes	2,706	(416)
Income tax benefit	63	650
Net Income	2,769	234
Less: Net income attributable to the non-controlling Interest	3,594	1,770
Net loss attributable to Crosstex Energy, Inc.	$(825)	$(1,536)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	47,350	47,075

CROSSTEX ENERGY, INC.

Calculation of Cash Available for Dividends

(All amounts in thousands except per share amounts)

	Three Months Ended
	March 31,
	2012	2011

Distributions declared by Crosstex Energy, L.P. associated with:
General Partner Interest (2%)	$442	$386
Incentive Distribution Rights	999	407
L.P. Units owned	5,417	4,760
Total share of distributions declared	$6,858	$5,553
Other non-partnership uses:
General and administrative expenses	(204)	(467)
Cash reserved *	(665)	(509)
Cash available for dividends	$5,989	$4,577
Dividend declared per share	$0.12	$0.09

*                 Cash reserved represents a holdback of cash by the Corporation to cover tax payments, equity matching investments in the Partnership and other miscellaneous cash expenditures. The amount is currently estimated at 10% of the Corporation’s share of Partnership distributions declared, net of non-partnership general and administrative expenses.